VARLEN CORPORATION
                1998 CONTINGENT STOCK AWARD PLAN
                  (Effective February 2, 1998)

The 1998 Contingent Stock Award Plan (the "Plan"), effective as of February 2, 1998, is established to promote the longterm growth and profitability of Varlen Corporation and its subsidiaries (the "Company") by enabling the Company to attract, retain, motivate and reward employees of superior ability, training and experience in positions of substantial responsibilities.

1.     Administration

     The Plan shall be administered by the Compensation Committee of the Board (the "Committee"), or any successor as shall be determined by the Board of Directors. The Committee is authorized, subject to the provisions of the Plan, to establish such rules as it deems necessary for the proper administration of the Plan, and to make such determinations and to take such action in connection therewith as it deems necessary or advisable, consistent with the Plan.

2.   Eligibility

     Subject to the provisions of the Plan, the Committee shall have exclusive power (i) to select the employees of the Company (each a "Participant") entitled to participate in the Plan and to receive one or more awards, as deferred and conditional incentive compensation under the Plan, of contingent shares payable in cash and tracking the performance of the Common Stock, $.10 par value per share (the "Common Stock"), of the Company (each a share of "Contingent Stock"); (ii) to determine the size of the grant to be made to each Participant; and (iii) to determine the time or times when grants shall be made.

3.   Shares Available for Awards

          (a) The number of shares of Contingent Stock that may be awarded under the Plan shall not exceed an aggregate of 500,000 shares. If any shares of Contingent Stock granted under the Plan shall expire, terminate or be canceled, such shares may again be awarded pursuant to the Plan. Nothing in this Plan shall be construed to require the Committee to grant all shares of Contingent Stock reserved hereunder or any other number of shares of Contingent Stock.

          (b)  In the event of a reorganization,
          recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or capital stock of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate in the number of shares of Contingent Stock authorized by the Plan or granted to Participants or in the Initial Value (as defined below) of such shares on the award date.

4.   Terms and Conditions for Contingent Stock Awards

     Each share of Contingent Stock awarded under this Plan shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:
                    (a)  The period of each award of Contingent
               Stock shall be five years from the date of such award, except as otherwise provided by the Committee. Subject to Section 8 below, no Contingent Stock award may be redeemed before the last day of such period (the "Redemption
               Date").
                    (b)  Each award shall be evidenced by a
               written instrument specifying to the Participant the number of shares of Contingent Stock awarded and the terms and conditions of such award.
                    (c)  No award of Contingent Stock may be
               transferred. During a Participant's lifetime, an award shall be redeemable for cash only by such Participant, except as otherwise provided herein, or by such Participant's guardian or legal representative.

5.        Contingent Stock Initial Value
     The "Initial Value" per share with respect to each share of Contingent Stock awarded shall be 100% of the fair market value of the Common Stock as of the date on which the Contingent Stock award is granted (determined as the average of the last reported sale prices on each of the five trading days prior to and including such date of the Common Stock on the NASDAQ National Market System or, if then inapplicable, by such other means as the Committee shall reasonably determine).

6.        Contingent Stock Redemption Value
     The "Redemption Value" per share with respect to each share of Contingent Stock awarded shall be 100% of the fair market value of the Common Stock as of the Redemption Date (determined as the average of the last reported sale prices on each of the five trading days prior to and including such Redemption Date of the Common Stock on the NASDAQ National Market System or, if then inapplicable, by such other means as the Committee shall reasonably determine).

7.        Contingent Stock Award Payments
     The difference between the Initial Value of any Contingent Stock award and the Redemption Value of such award shall be the redemption amount paid for such award. The Participant will receive the full payment of Contingent Stock awards in one lump sum in cash within 30 days of the Redemption Date. All payments under the Plan shall be net of an amount sufficient to satisfy withholding tax requirements of any government or governmental unit having tax jurisdiction over the payment.

8.        Mandatory Redemption of Contingent Stock Awards
     Upon the termination of a Participant's employment with the Company prior to the scheduled Redemption Date of any Contingent Stock award previously granted to such Participant (for any reason other than such Participant's death, disability or retirement or a change in control of the Company, each as defined in the Company's Incentive Stock Option Plan), such Participant shall forfeit all rights to Contingent Stock awards granted to such Participant and all rights under the Plan shall be void.

                    (a)  Upon the death, disability or
               retirement of a Participant (in each case as defined in the Company's Incentive Stock Option
               Plan), the Participant shall be entitled automatically to redeem any Contingent Stock awards previously granted at a Redemption Value determined by the Committee and calculated as of the date of death, disability or retirement based on the fair market value of the Common Stock as of such date prorated in accordance with (i) the number of days elapsed from the date of grant to such date over (ii) the number of days from the date of grant to the scheduled Redemption Date.
          (b) Upon the termination of a Participant following a change in control of the Company (as defined in the Company's Incentive Stock Option Plan), the Participant shall be entitled automatically to redeem any Contingent Stock awards previously granted at a Redemption Value determined by the Committee and calculated as of the date of such termination based on the fair market value of the Common Stock as of such date prorated in accordance with (i) the number of days elapsed from the date of grant to such date over (ii) the number of days from the date of grant to the scheduled Redemption Date; provided, however, that if such Participant's employment is terminated (for any reason other than such Participant's death, disability or retirement) more than one year after the date of such change in control but prior to such scheduled Redemption Date, such Participant shall forfeit all rights to Contingent Stock awards granted to such Participant and all rights under the Plan shall be void.
                    (c)  So long as the Participant shall
               continue to be an employee of the Company, the Contingent Stock held by such Participant shall not be affected by any change of duties or position or change in control of the Company. Nothing in the Plan shall confer upon any employee any right to continue in the employ of the Company or interfere with the right of the Company to terminate his/her employment at any time for any reason whatsoever.

9.        Amendment, Suspension or Termination of the Plan
     The Committee may at any time terminate, suspend or amend this Plan; provided, however, that no amendment, suspension or termination of this Plan shall affect shares of Contingent Stock already awarded to a Participant unless mutually agreed by such Participant and the Committee, which agreement must be in writing and signed by such Participant and the Company.

10.       Effective Date and Duration of the Plan
     The Plan shall become effective as of February 2, 1998.
     Unless previously terminated upon the adoption of a resolution of the Committee terminating the Plan, the Plan shall terminate at the close of business on February 2, 2008.

11.       Governing Law
     The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions.

This Plan was adopted by the Compensation Committee and the Board of Directors of Varlen Corporation on February 2,1998.